Exhibit 99.1

Contact:	Lily Outerbridge Investor Relations (441) 298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS FOURTH QUARTER
AND YEAR ENDED DECEMBER 31, 2006 FINANCIAL RESULTS
HAMILTON, BERMUDA, FEBRUARY 20, 2007 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $86.0 million, or $1.28 per diluted common share, for the quarter ended December 31, 2006 and net income of $329.7 million, or $4.96 per diluted common share, for the year ended December 31, 2006. The results for the quarter ended December 31, 2006 include net premiums earned of $315.7 million, a decrease of 28.7% from the same quarter last year, net favorable development of $23.7 million, compared with net favorable development of $12.0 million from the same quarter last year, and net investment income of $50.8 million, an increase of 36.6% from the same quarter last year.
Michael D. Price, Chief Executive Officer, commented, “Overall, 2006 was a successful year for Platinum. Our return on beginning common equity was approximately 23%. For both the quarter and the year, our underwriting results were strong due, in part, to the absence of major catastrophes and favorable prior period development. Investment income grew in the quarter and full year, aided significantly by positive cash flow from operations.”
Mr. Price added, “During an active but orderly January 1 renewal season we expanded our property catastrophe excess-of-loss business where rate adequacy for U.S.-exposed risks improved in line with our expectations. Renewals were mixed in other lines of business with modest additions in some areas and small reductions where rates, terms and conditions did not meet our standards. We believe this marks a strong start for 2007.”
Results for the quarter ended December 31, 2006 were summarized as follows:
•	Net income was $86.0 million or $1.28 per diluted common share.

•	Net premiums written were $275.6 million and net premiums earned were $315.7 million.

•	GAAP combined ratio was 81.3%.

•	Net investment income, including interest on funds held, was $50.8 million.

Results for the quarter ended December 31, 2006 compared to the quarter ended December 31, 2005 were summarized as follows:
•	Net income increased $188.5 million.

•	Net premiums written decreased $115.2 million (or 29.5%) and net premiums earned decreased $127.1 million (or 28.7%).

•	GAAP combined ratio decreased by 50.6 percentage points.

•	Net investment income, which includes interest on funds held, increased $13.6 million (or 36.6%).
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2006 were $91.1 million, $173.7 million and $10.8 million, respectively, representing 33.0%, 63.0% and 4.0%, respectively, of the total net premiums written. Combined ratios for these segments were 64.2%, 94.0% and 47.2%, respectively. Compared to the quarter ended December 31, 2005, net premiums written decreased by $30.7 million (or 25.2%), $14.1 million (or 7.5%) and $70.4 million (or 86.7%) respectively.
Results for the year ended December 31, 2006 were summarized as follows:
•	Net income was $329.7 million or $4.96 per diluted common share.

•	Net premiums written were $1.18 billion and net premiums earned were $1.34 billion.

•	GAAP combined ratio was 83.6%.

•	Net investment income, including interest on funds held, was $188.0 million.
Results for the year ended December 31, 2006 compared to the year ended December 31, 2005 were summarized as follows:
•	Net income increased $467.1 million.

•	Net premiums written decreased $541.1 million (or 31.5%) and net premiums earned decreased by $378.0 million (or 22.0%).

•	GAAP combined ratio decreased by 30.9 percentage points.

•	Net investment income, including interest on funds held, increased $58.5 million (or 45.2%).

Net premiums written for Platinum’s Property and Marine and Casualty segments for the year ended December 31, 2006 were $424.9 million and $757.7 million, respectively, representing 36.1% and 64.4%, respectively, of the total net premiums written. Combined ratios for these segments were 57.2% and 96.6%, respectively. Compared to the year ended December 31, 2005, net premiums written decreased $150.1 million (or 26.1%) and $51.4 million (or 6.3%) respectively.
Net premiums written for Platinum’s Finite Risk segment for the year ended December 31, 2006 were ($6.0 million) representing (0.5%) of the total net premiums written. The combined ratio for this segment was 99.4% for the year ended December 31, 2006. Compared to the year ended December 31, 2005, net premiums written decreased $339.6 (or 101.8%) for the Finite Risk segment primarily due to the termination of two quota share contracts. As previously disclosed, one of these contracts was terminated on a cut-off basis which resulted in the return of approximately $56.6 million of previously written but unearned premium.
Total assets were $5.1 billion as of December 31, 2006. Total assets decreased $60.8 million (or 1.2%) from $5.2 billion as of December 31, 2005. Cash, cash equivalents and fixed maturity investments were $4.2 billion as of December 31, 2006, an increase of $398.5 million (or 10.4%) from $3.8 billion as of December 31, 2005.
Shareholders’ equity was $1.9 billion as of December 31, 2006, an increase of $317.8 million (or 20.6%) from $1.5 billion as of December 31, 2005. Book value per common share was $28.33 as of December 31, 2006 based on 59.7 million common shares outstanding, an increase of $5.11 (or 22.0%) from $23.22 based on 59.1 million common shares outstanding as of December 31, 2005.
Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.
Teleconference
Platinum will host a teleconference to discuss its financial results on Tuesday, February 20, 2007 at 11:00 a.m. Eastern time. The call can be accessed by dialing 800-810-0924 (US callers) or 913-981-4900 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.
The teleconference will be recorded and a replay will be available from 2:00 p.m. Eastern time on Tuesday, February 20, 2007 until midnight Eastern time on Tuesday, February 27, 2007. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 2473366. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Three Months Unaudited) For the Three and Twelve Months Ended December 31, 2006 and 2005
($ in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenue
Net premiums earned	$315,726	442,825	1,336,701	$1,714,723
Net investment income	50,822	37,195	187,987	129,445
Net realized gains (losses) on investments	1,068	(1,984)	1,090	(3,046)
Other expense	(945)	(385)	(2,872)	(586)

Total revenue	366,671	477,651	1,522,906	1,840,536

Expenses
Net losses and LAE	174,936	462,257	760,602	1,505,425
Net acquisition expenses	65,638	107,100	285,923	403,135
Other underwriting expenses	16,232	14,467	71,296	55,669
Corporate expenses	7,530	3,792	24,194	14,158
Net foreign currency exchange (gains) losses	(277)	241	(738)	2,111
Interest expense	5,453	6,820	21,805	20,006
Loss on repurchase of debt	—	2,486	—	2,486

Total expenses	269,512	597,163	1,163,082	2,002,990

Income (loss) before income tax expense (benefit)	97,159	(119,512)	359,824	(162,454)
Income tax expense (benefit)	11,209	(16,976)	30,167	(24,967)

Net income (loss)	85,950	(102,536)	329,657	(137,487)
Preferred dividends	2,602	737	10,382	737

Net income (loss) attributable to common shareholders	$83,348	(103,273)	319,275	$(138,224)

Basic
Weighted average common shares outstanding	59,621	53,339	59,371	45,915
Basic earnings (loss) per common share	$1.40	(1.94)	5.38	$(3.01)

Diluted
Adjusted weighted average common shares outstanding	67,091	53,339	66,498	45,915
Diluted earnings (loss) per common share	$1.28	(1.94)	4.96	$(3.01)

Comprehensive income (loss)
Net income (loss)	$85,950	(102,536)	329,657	$(137,487)
Other comprehensive income (loss), net of deferred taxes	2,208	(15,000)	(3,571)	(52,970)

Comprehensive income (loss)	$88,158	(117,536)	326,086	$(190,457)

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2006 and December 31, 2005
($ in thousands, except per share data)

	December 31, 2006	December 31, 2005
Assets
Investments	$3,350,162	$3,000,889
Cash, cash equivalents and short-term investments	878,775	829,539
Reinsurance premiums receivable	377,183	567,449
Accrued investment income	32,682	29,230
Reinsurance balances (prepaid and recoverable)	67,636	76,109
Deferred acquisition costs	82,610	130,800
Funds held by ceding companies	238,499	291,629
Other assets	66,020	228,730

Total assets	$5,093,567	$5,154,375

Liabilities
Unpaid losses and loss adjustment expenses	$2,368,482	$2,323,990
Unearned premiums	349,792	502,018
Debt obligations	292,840	292,840
Commissions payable	140,835	186,654
Other liabilities	83,557	308,624

Total liabilities	3,235,506	3,614,126

Total shareholders’ equity	1,858,061	1,540,249

Total liabilities and shareholders’ equity	$5,093,567	$5,154,375

Book value per common share (a)	$28.33	$23.22

(a)	Book value per common share is based on shareholders’ equity excluding capital attributable to preferred shares and actual common shares outstanding including unvested restricted common shares. Unvested restricted common shares were as follows: December 31, 2006 — 86,937 and December 31, 2005 - 97,252.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended December 31, 2006 and 2005 (Unaudited)
($ in thousands)

	Property
	and Marine	Casualty	Finite Risk	Total
Three Months Ended December 31, 2006
Segment underwriting results
Net premiums written	$91,023	173,725	10,825	$275,573
Net premiums earned	106,637	191,173	17,916	315,726

Net losses and LAE	41,024	128,728	5,184	174,936
Net acquisition expenses	15,122	47,692	2,824	65,638
Other underwriting expenses	12,245	3,535	452	16,232

Total underwriting expenses	68,391	179,955	8,460	256,806

Segment underwriting income (loss)	$38,246	11,218	9,456	58,920

Net investment income				50,822
Net realized gains (losses) on investments				1,068
Net foreign currency exchange gains (losses)				277
Other expense				(945)
Corporate expenses not allocated to segments				(7,530)
Interest expense				(5,453)

Income (loss) before income tax expense (benefit)				$97,159

GAAP underwriting ratios:
Loss and LAE	38.5%	67.3%	28.9%	55.4%
Acquisition expense	14.2%	24.9%	15.8%	20.8%
Other underwriting expense	11.5%	1.8%	2.5%	5.1%

Combined	64.2%	94.0%	47.2%	81.3%

Three Months Ended December 31, 2005
Segment underwriting results
Net premiums written	$121,703	187,813	81,262	$390,778
Net premiums earned	154,454	201,088	87,283	442,825

Net losses and LAE	264,442	136,422	61,393	462,257
Net acquisition expenses	24,546	51,135	31,419	107,100
Other underwriting expenses	6,479	6,511	1,477	14,467

Total underwriting expenses	295,467	194,068	94,289	583,824

Segment underwriting income (loss)	$(141,013)	7,020	(7,006)	(140,999)

Net investment income				37,195
Net realized gains (losses) on investments				(1,984)
Net foreign currency exchange gains (losses)				(241)
Other expense				(385)
Corporate expenses not allocated to segments				(3,792)
Interest expense				(6,820)
Loss on repurchase of debt				(2,486)

Income (loss) before income tax expense (benefit)				$(119,512)

GAAP underwriting ratios:
Loss and LAE	171.2%	67.8%	70.3%	104.4%
Acquisition expense	15.9%	25.4%	36.0%	24.2%
Other underwriting expense	4.2%	3.2%	1.7%	3.3%

Combined	191.3%	96.4%	108.0%	131.9%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Twelve Months Ended December 31, 2006 and 2005
($ in thousands)

	Property
	and Marine	Casualty	Finite Risk	Total
Twelve Months Ended December 31, 2006
Segment underwriting results
Net premiums written	$424,929	757,675	(5,991)	$1,176,613
Net premiums earned	448,959	764,341	123,401	1,336,701

Net losses and LAE	145,900	522,815	91,887	760,602
Net acquisition expenses	70,905	188,717	26,301	285,923
Other underwriting expenses	39,887	27,022	4,387	71,296

Total underwriting expenses	256,692	738,554	122,575	1,117,821

Segment underwriting income (loss)	$192,267	25,787	826	218,880

Net investment income				187,987
Net realized gains (losses) on investments				1,090
Net foreign currency exchange gains (losses)				738
Other expense				(2,872)
Corporate expenses not allocated to segments				(24,194)
Interest expense				(21,805)

Income (loss) before income tax expense (benefit)				$359,824

GAAP underwriting ratios:
Loss and LAE	32.5%	68.4%	74.5%	56.9%
Acquisition expense	15.8%	24.7%	21.3%	21.4%
Other underwriting expense	8.9%	3.5%	3.6%	5.3%

Combined	57.2%	96.6%	99.4%	83.6%

Twelve Months Ended December 31, 2005
Segment underwriting results
Net premiums written	$575,055	809,031	333,636	$1,717,722
Net premiums earned	569,173	789,629	355,921	1,714,723

Net losses and LAE	756,742	511,609	237,074	1,505,425
Net acquisition expenses	93,983	194,397	114,755	403,135
Other underwriting expenses	26,074	24,690	4,905	55,669

Total underwriting expenses	876,799	730,696	356,734	1,964,229

Segment underwriting income (loss)	$(307,626)	58,933	(813)	(249,506)

Net investment income				129,445
Net realized gains (losses) on investments				(3,046)
Net foreign currency exchange gains (losses)				(2,111)
Other expense				(586)
Corporate expenses not allocated to segments				(14,158)
Interest expense				(20,006)
Loss on repurchase of debt				(2,486)

Income (loss) before income tax expense (benefit)				$(162,454)

GAAP underwriting ratios:
Loss and LAE	133.0%	64.8%	66.6%	87.8%
Acquisition expense	16.5%	24.6%	32.2%	23.5%
Other underwriting expense	4.6%	3.1%	1.4%	3.2%

Combined	154.1%	92.5%	100.2%	114.5%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.